Exhibit 99.1

Agios Appoints Jonathan Biller as Chief Financial Officer, Head of Legal and Corporate Affairs

Andrew Hirsch to Depart Agios and Remain a Strategic Advisor through October 2020

CAMBRIDGE, Mass., September 8, 2020 — Agios Pharmaceuticals, Inc. (NASDAQ:AGIO), a leader in the field of cellular metabolism to treat cancer and rare genetic diseases, today announced the appointment of Jonathan Biller to the role of chief financial officer, head of legal and corporate affairs effective September 11, 2020. Mr. Biller will replace Andrew Hirsch who has served as the company’s chief financial officer since 2016. Mr. Hirsch will depart the company this month to pursue another opportunity and will remain a strategic advisor to Agios through October 2020.

“With more than 30 years of broad, global treasury, tax, legal and business development experience, I’m excited to have Jonathan expand his leadership at Agios to include the role of chief financial officer as we continue to advance our Agios 2025 strategic vision,” said Jackie Fouse, Ph.D., chief executive officer of Agios. “I want to thank Andrew for his significant contributions to Agios which have included evolving our finance, business development, IT and facilities functions to support the company’s growth and ensuring we’ve had sufficient capital to invest in our productive research engine and broad clinical portfolio.”

Mr. Biller joined Agios in November 2019 as chief legal officer. Previously, Mr. Biller served as executive vice president, general counsel at Celgene from July 2018 to November 2019 where he was responsible for Celgene’s global legal function. He joined Celgene in 2011, serving as senior vice president, tax and treasury, responsible for Celgene’s global tax and treasury functions including the company’s capital allocation strategy and tax policy. Prior to Celgene, Mr. Biller was general counsel, chief tax officer and secretary from 2008 to 2011 at Bunge Limited, a publicly traded agriculture and food company. Prior to Bunge, Mr. Biller held roles of increasing responsibility at Alcon, Inc. during which time it was a publicly traded company. He began his legal career at Hopkins & Sutter rising to the level of partner and was also partner at Foley & Lardner after the firms merged. He holds a B.A. degree from Brown University and a J.D. from Yale Law School.

About Agios

Agios is focused on discovering and developing novel investigational medicines to treat malignant hematology, solid tumors and rare genetic diseases through scientific leadership in the field of cellular metabolism. In addition to an active research and discovery pipeline across these three therapeutic areas, Agios has two approved oncology precision medicines and multiple first-in-class investigational therapies in clinical and/or preclinical development. For more information, please visit the company’s website at www.agios.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the expected benefits of Mr. Biller’s employment and Agios’ strategic plans and focus. The words “anticipate,” “expect,” “goal,” “hope,” “milestone,” “plan,” “potential,” “possible,” “strategy,” “will,” “vision,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from Agios’ current expectations and beliefs. For example, there can be no guarantee that any product candidate Agios or its collaborators is developing will successfully commence or complete necessary preclinical and clinical development phases, or that development of any of Agios’ product candidates will successfully continue. There can be no guarantee that any positive developments in Agios’ business will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other important factors, including, without limitation: risks and uncertainties related to the impact of the COVID-19 pandemic to Agios’ business, operations, strategy, goals and anticipated milestones, including its ongoing and planned research activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Agios’ results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA, the EMA or other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; Agios’ ability to obtain and maintain requisite regulatory approvals and to enroll patients in its planned clinical trials; unplanned cash requirements and expenditures; competitive factors; Agios’ ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing; Agios’ ability to maintain key collaborations; and general economic and market conditions. These and other risks are described in greater detail under the caption “Risk Factors” included in Agios’ public filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Agios expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Contacts

Investors:

Holly Manning, 617-844-6630

Director, Investor Relations

Holly.Manning@agios.com

Media:

Jessica Rennekamp, 857-209-3286

Associate Director, Corporate Communications

Jessica.Rennekamp@agios.com